December 5, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2007 relating to the December 31, 2006 consolidated financial statements and financial statement schedule for the year, which appears in Neuralstem, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Signed,

/s/ Dave Banerjee
Dave Banerjee, CPA